Exhibit 10.5

DATED THIS DAY OF 202 Between (the "Licensor") And FOCUS MEDIA SINGAPORE PTE. LTD. (the "Licensee") LICENCE AGREEMENT FOR DIGITAL SCREEN AT THE FAÇADE OF 30 RAFFLES PLACE, SINGAPORE 048622 50 Raffles Place #16-03 Singapore Land Tower Singapore 048623 Tel: 6532 1808 | Fax: 6532 5433 www.tpclaw.com.sg (Our Ref: CKM/TEN/2501002361/aba) 01 MARCH 5 Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7 Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv)of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Vendor A

CONTENTS CLAUSE NO. HEADING 1 INTERPRETATION 1.1 Definitions 1.2 Schedules 1.3 Clauses and Clause Headings 1.4 Singular and Plural Meanings 1.5 Statutes and Statutory Instruments 1.6 Gender 1.7 Joint and Several Obligations 1.8 Contracts (Rights of Third Parties) Act 2001 2 LICENCE AND INSTALLATION OF DIGITAL SCREEN 2.1 Licence 2.2 Installation of Digital Screen 3 LICENCE FEE, SUBMISSION OF REVENUE AND LICENCE PERIOD 4 SECURITY DEPOSIT 5 LATE PAYMENT INTEREST 6 NO TENANCY AND PROPRIETARY RIGHT/INTEREST 7 CONDITIONAL LICENCE 8 LICENSEE'S COVENANTS 9 EXCLUSIONS 10 ADMINISTRATIVE FEES AND LEGAL COSTS 11 TERMINATION 12 REINSTATEMENT 13 TAXES 14 ASSIGNMENT 15 SERVICE OF NOTICES 16 OPTION TO RENEW 17 DAMAGE AND/OR DESTRUCTION RENDERING LICENSED AREA UNFIT FOR USE 18 ENTIRE AGREEMENT 19 SEVERANCE 20 NO PARTNERSHIP 21 GOVERNING LAW AND SUBMISSION TO JURISDICTION Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

SCHEDULES 1 Particulars 2 3 Plan of Licensed Area Specifications of the Digital Screen Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

1 This AGREEMENT (hereinafter called the "Licence BETWEEN (1) AND SIRITI R PTE. LTD. (UEN No. 202015267K), a company incorporated in the Republic of Singapore and having its registered office at 1 Raffles Quay #30-02 Singapore 048583; (2) The LICENSEE as described in Item 1 of Schedule 1. WHEREBY IT IS AGREED as follows: 1. Interpretation 1.1 Definitions In this Licence the following words and expressions shall where the context so admits have the following meanings: "Advertisement" means all advertising, marketing and promotional content or material to be produced, placed, installed, displayed or otherwise advertised on the Digital Screen, including any logos, symbols, notices, representations or other visual devices; "Approval" means the relevant approvals, licences, permits and consents, which expression shall include any one of them where the context so admits, from the relevant authorities in respect of the Advertisement, the installation, maintenance and operation of the Digital Screen and generally, for the utilization of the Licensed Area for the Permitted Use; "Building" means the building as described in Item 2 of Schedule 1 and includes all parts of the building structure, the common property and all other adjacent areas in respect of which the use and enjoyment of which is appurtenant to the Building, and of which the Licensed Area forms a part; "Commencement Date" means the date of commencement of the Licence Period as specified in Item 5 of Schedule 1; "Fitting-Out Deposit" means the fitting-out deposit as specified in Item 10 of Schedule 1 payable by the Licensee to the Licensor for the purposes as set out in Clause 2.2(b); "Digital Screen" means the medium upon which the Advertisement may be displayed at the Licensed Area and shall include, but shall not be limited to, LCD screens, plasma screens, LED screens and projection or audio systems and all other ancillary equipment, located at the Licensed Area. ") is made the _____ day of ______________ 2025. 01 March Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

2 "Fitting-Out Period" means the fitting-out period as specified in Item 9 of Schedule 1 for the Licensee's installation of the Digital Screen as described in Clause 2.2(a); "GST" means goods and services tax charged under the Goods and Services Tax Act 1993 as the same may be amended or re-acted from time to time, or other imposition of a like nature by whatever name called that may be levied or imposed for any goods or services supplied under or in connection with this Licence; "Interest" means interest at the rate of twelve percent (12%) per annum calculated in accordance with Clause 5; "Licence" means this agreement and includes any amendments or variations thereof and supplements thereto; "Licence Fee" means such licence fee payable by the Licensee to the Licensor pursuant to Clause 3 and as specified in Item 6 of Schedule 1; "Licensed Area" means such area(s) of the Building as described in Item 3 of Schedule 1; "Licensee" means the party named in Item 1 of Schedule 1 and includes its permitted assignees and successors-in-title; "Licence Period" means the term as specified in Item 5 of Schedule 1; "Licensor" means Siriti R Pte. Ltd. and the Licensor's assignees and successors-in-title. "Management Corporation" means The Subsidiary Management Corporation No. 1 – Strata Title Plan No. 4735. "Operating Hours" means the operating hours of the Digital Screen as specified in Item 11 of Schedule 1; "Permitted Use" means the permitted use of the Licensed Area as specified in Item 4 of Schedule 1; "Possession Date" means the date as specified in Item 8 of Schedule 1 on which the Licensee takes possession of the Licensed Area for the purpose as set out in Clause 2.2(a); "Security Deposit" means the sum deposited by the Licensee with the Licensor pursuant to Clause 4 and as specified in Item 7 of Schedule 1; 1.2 Schedules The Schedules hereto shall be taken, read and construed as part of this Licence and the provisions thereof shall have the same force and effect as if expressly set out in the body of this Licence. Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

3 1.3 Clauses and Clause Headings (a) The clause and paragraph headings in this Licence are for ease of reference only and shall not be taken into account in the construction or interpretation of any covenant, condition or proviso to which they refer. (b) References in this Licence to a clause or Schedule are references where the context so admits to a clause or Schedule in this Licence. References in a clause to a paragraph are (unless the context otherwise requires) references to a paragraph of that clause, and references in a Schedule to a paragraph are (unless the context otherwise requires) references to a paragraph of that Schedule. 1.4 Singular and Plural Meanings Words in this Licence importing the singular meaning shall where the context so admits include the plural meaning and vice versa. 1.5 Statutes and Statutory Instruments References in this Licence to any statute or statutory instrument shall include and refer to any statute or statutory instrument amending, consolidating or replacing them respectively from time to time and for the time being in force. 1.6 Gender Words in this Licence for the masculine gender shall include the feminine and neuter genders and vice versa and words denoting natural persons shall include corporations and firms and all such words shall be construed interchangeably in that manner. 1.7 Joint and Several Obligations Where two or more persons are included in the term "Licensee" all covenants, agreements, terms, conditions and restrictions shall be binding on and applicable to them jointly and each of them severally, and shall also be binding on and applicable to their personal representatives jointly and severally. 1.8 Contracts (Rights of Third Parties) Act 2001 A person who is not a party to this Licence has no rights under the Contracts (Rights of Third Parties) Act 2001 or any statutory modification or re-enactment thereof for the time being in force to enforce any term of this Licence. 2. Licence and Installation of Digital Screen 2.1 Licence (a) The Licensor in pursuance of this Licence and in consideration of the Licensee agreeing to perform and observe the covenants and conditions hereinafter contained hereby grants the Licensee the right to use the Licensed Area for the Permitted Use. Without limiting the generality of the foregoing, the Licensee shall be permitted to: Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

4 (i) use the Licensed Area for installing, maintaining and operating daily at the Licensee's own costs the Digital Screen, during the Operating Hours; and (ii) display Advertisement on the Digital Screen at the Licensee's own costs, including all costs associated with the hiring of equipment (if any). (b) To enable the Licensee to use the Licensed Area for the Permitted Use, the Licensor hereby permits duly authorised personnel of the Licensee to have access to and to enter upon the Licensed Area directly during such hours authorized by the Licensor and all damage to the Licensed Area arising from the installation, maintenance and operation of the Digital Screen shall be borne and made good by the Licensee at its own costs and expenses, to the satisfaction of the Licensor. (c) The Licensee shall ensure that its equipment and the Digital Screen do not create or pose any hazard to the Building and the occupants and visitors of the Building including but not limited to fire, tripping / fall risk, electrical interference and shall ensure that all equipment and the Digital Screen are secured, mounted and protected against power surge. (d) The Licensee shall be responsible for obtaining and maintaining all relevant Approval in respect of the Advertisement at its own costs and expenses. (e) The Licensor and the Licensee hereby agree that the management of the Digital Screen shall be at the discretion of the Licensee but subject to the review and approval of the Licensor, such approval not to be unreasonably withheld. (f) The Licensor reserves the right to impose, amend, alter, vary or change any standard or condition in relation to the management of noise emanating from the Licensed Area based on the Licensee's operational conditions and, notwithstanding the foregoing, the Licensee shall be required to comply with all applicable laws or regulations issued by any regulatory agencies or authorities in relation to noise control in buildings. 2.2 Installation of Digital Screen (a) The Licensor shall grant the Licensee the Fitting-Out Period commencing on the Possession Date for the Licensee to install, at its own costs, the Digital Screen and all other related equipment owned by the Licensee in accordance with such specifications and drawings as approved by the Licensor, such installation works to be executed in a good and workmanlike manner by suitably qualified contractors and/or workmen and in accordance with all relevant Approval and any installation guidelines, rules and regulations as may be stipulated by the Licensor and/or the Management Corporation. The Licensee shall carry out any and all tests necessary to determine if the Digital Screen and all other equipment owned by the Licensee, whether in whole or in part, complies in all respects with such specifications and drawings as approved by the Licensor and/or the Management Corporation. (b) The Licensee shall be required to pay to the Licensor the Fitting-Out Deposit as security for the due performance by the Licensee of the following obligations: (i) the Licensee shall not install the Digital Screen and all other related equipment until the Licensee has obtained the requisite Approval; Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

5 (ii) the Licensee shall prior to the installation of the Digital Screen or any equipment owned by the Licensee in the Licensed Area obtain the prior written approval of the Licensor as to the positioning or change of positioning of the equipment Provided Always that such approval may be withheld at the Licensor's absolute discretion; (iii) the Licensee shall not cause any damage to any part of the Licensed Area and/or the Building during the installation of the Digital Screen and all other related equipment or cause any obstruction or interference to the management of the Building by the Licensor or the business of the tenants, occupiers and licensees of the Building or do permit or suffer to be done anything which may constitute a nuisance or cause annoyance or damage to the other lessees, licensees or occupiers and their respective agents, employees, customer and invitees; (iv) the Licensee shall make good any damage to the Licensed Area and/or the Building or any part thereof caused by the Licensee or the Licensee's agents in carrying out the installation of the Display Screen and all other related equipment; and (v) the Licensee in carrying out the installation of the Display Screen and all other related equipment shall at its own costs and expense ensure that all debris and construction materials arising therefrom are promptly and properly removed from the Licensed Area and the Building. (c) If the Licensee fails to comply with Clauses 2.2(b)(iv) and (v), the Licensor may effect all such necessary works and apply the Fitting-Out Deposit in meeting the costs and expenses so incurred by the Licensor, and the Fitting-Out Deposit subject to any deductions to be made by the Licensor pursuant to the provisions herein, shall be refunded to the Licensee without interest upon satisfactory completion of installation of the Display Screen and all other related equipment. If the Fitting-Out Deposit shall be insufficient in meeting the costs and expenses so incurred by the Licensor, the Licensee shall pay to the Licensor on demand the deficit as shall be notified by the Licensor to the Licensee. (d) The Licensee shall appoint, at the Licensee's own cost and expense, consultants, engineers, architects, surveyors, designers or contractors nominated or approved by the Licensor to carry out the coordination and installation of the Display Screen and all related equipment. (e) The Licensee shall fully indemnify and keep the Licensor and the Management Corporation indemnified against: (i) any claims, demands or proceedings arising from or in connection with the breach and/or non-observance of any provision of Clause 2.2; and (ii) any claims, demands or proceedings brought by any adjoining owner, tenant, licensee, occupier, member of the public and any other person arising out of or incidental to the installation of the Display Screen and all related equipment. Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

6 (f) Any delay in the installation of the Display Screen and all related equipment shall not be a ground for postponing the commencement of the Licence Period or payment of the Licence Fee and other monies reserved by this Licence or relieve the Licensee in any way from the performance and observance of the obligations, covenants, conditions and provisions on the Licensee's part to be performed and observed. 3. Licence Fee, Submission of Revenue and Licence Period (a) The Licence Fee shall be payable by the Licensee to the Licensor with effect from the Commencement Date. The monthly Licence Fee payable for each year of the Licence Period shall be either Option A or Option B as set out in Item 6 of Schedule 1. The Licensor shall, prior to the commencement of each year of the Licence Period and no later than 31 December of the preceding year, select the applicable option which shall apply for the entirety of the relevant year of the Licence Period and notify the Licensee in writing of its selection. For the avoidance of doubt, upon the Licensor notifying the Licensee of its selection in writing, the Licensor shall not be entitled at anytime thereafter to change its selection. (b) During the Licence Period, the Licensee shall not later than twenty-one (21) days after the commencement of each month, deliver to the Licensor a statement duly certified by the Tenant's director or financial controller showing the revenue of the Licensee for the preceding month. The statement shall be in such form, contain such particulars and be accompanied by such supporting documents as the Licensor may from time to time require and shall include an undertaking by the certifier on the accuracy of the statement. If the Licensee fails to deliver the duly certified statement for any month, the Licensor shall be entitled to examine the books and records of the Licensee including making copies thereof to ascertain the revenue for the applicable period and the Licensee shall make available such books and records to the Licensor. (c) In respect of any fixed component of the Licence Fee, such fixed component shall be paid monthly in advance on the first (1st) day of each month of the Licence Period without any demand, deductions or set-off, the first (1st) of such payment to be paid in full upon the Licensee's execution of this Licence. (d) In respect of any variable component of the Licence Fee, the following terms shall apply: (i) where the Licence Fee payable for the relevant year of the Licence Period is Option B as set out in Item 6 of Schedule 1, the Licensor shall, upon the delivery by the Licensee to the Licensor of the duly certified statement referred to in Clause 3(b) above, calculate the variable component of the Licence Fee payable by the Licensee for the relevant month. The Licensor shall issue its invoice to the Licensee for the variable component of the Licence Fee payable by the Licensee on a quarterly basis (with the first quarter being from 1 March 2025 to 31 May 2025). The Licensee shall make payment of the variable component of the Licence Fee as invoiced by the Licensor within forty-five (45) days from the date of issuance of the invoice; (ii) in the event the Licensee fails to deliver the duly certified statement referred to in Clause 3(b) above, the Licensor shall be entitled to calculate the variable Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

7 component of the Licence Fee payable by the Licensee based on its ascertainment of the Licensee's revenue pursuant to its examination of the Licensee's books and records under Clause 3(b) or the Licensor's estimate of the revenue for the month. The Licensor shall include the variable component of the Licence Fee as calculated by the Licensor in its invoice to the Licensee to be issued on a quarterly basis in accordance with Clause 3(d)(i) above and the Licensee shall make payment of the same within forty-five (45) days of issuance of the invoice. The amount of the variable component of the Licence Fee shall be adjusted if the Licensee furnishes the duly certified statement referred to in Clause 3(b) above by such date as may be determined by the Licensor, failing which, the variable component of the Licence Fee calculated by the Licensor in accordance with this Clause 3(d)(ii) shall be final, conclusive and binding on the Licensee and there shall not be any adjustment to the variable component of the Licence Fee paid and/or to be paid by the Licensee. (e) The Licence hereby offered shall be for the Licence Period which shall commence on the Commencement Date. 4. Security Deposit (a) The Licensee shall upon the execution of this Licence pay to the Licensor the Security Deposit which shall be maintained for the duration of the Licence Period as security for the due observance and performance by the Licensee of all of the terms, conditions, stipulations, obligations and agreements on the part of the Licensee herein contained. The Security Deposit shall not be deemed to be or treated as payment of the Licence Fee or any part thereof or off-set against any monies payable by the Licensee to the Licensor and so long as the Licensee duly observes and performs the Licensee's conditions, covenants and obligations herein contained, the Licensor shall after the expiry or sooner determination of the Licence Period, refund the Security Deposit free of interest less all costs and expenses properly payable by the Licensee under or pursuant to this Licence. (b) If the Licensee shall at any time fail to observe or perform any of the conditions, covenants and obligations herein contained, the Licensor may, at its option, appropriate and apply all or any part of the Security Deposit to compensate the Licensor for its loss or damage or provide for any contingent liabilities incurred by the Licensor due to the breach of any of the conditions, covenants and obligations on the part of the Licensee to be performed and/or observed. Any appropriation by the Licensor of the Security Deposit in terms of this clause shall not be deemed as a waiver by the Licensor of any non-payment or non-performance on the part of the Licensee and shall not preclude the Licensor from exercising any of its other rights hereunder and in law. In the event the Licensor appropriates or applies the Security Deposit pursuant to this clause, the Licensee shall immediately upon demand pay to the Licensor a sufficient amount to restore the Security Deposit to its original amount. Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

8 5. Late Payment Interest Unless otherwise provided in this Licence and without prejudice to any other rights or remedies available to the Licensor, if the whole or any part of the Licence Fee and other monies due under this Licence remain unpaid for a period of fourteen (14) days after they shall have become due (whether such Licence Fee or other monies shall be formally demanded or not), then the Licensee shall pay Interest on such Licence Fee (or part thereof) and other monies, such Interest to be computed on a daily basis from the due date until and including the date they are paid to (or accepted by) the Licensor Provided Always that the said rate of interest shall apply both before as well as after judgment and any period of less than one month shall be treated as a period of one month. Nothing in this clause shall entitle the Licensee to withhold or delay any payment of the Licence Fee or any other sum due under this Licence after the date upon which they fall due or in any way prejudice, affect or derogate from the rights of the Licensor in relation to such non-payment. 6. No Tenancy and Proprietary Right/Interest (a) The Licensor and the Licensee hereby agree and acknowledge that this Licence constitutes a licence only to the Licensee to utilise the Licensed Area for the Permitted Use and confers no tenancy of the Licensed Area in favour of the Licensee and that possession and management of the Licensed Area is retained by the Licensor throughout the Licence Period subject only to the rights created by this Licence. (b) The Licensee shall have no proprietary right or interest over the assets and immovable property of the Licensed Area except for the Digital Screen and equipment installed by the Licensee. 7. Conditional Licence This Licence is conditional upon the following: (a) the Licensor obtaining all requisite approvals/permissions to grant the licence herein to the Licensee; and (b) the Licensee obtaining and maintaining the relevant Approval to install, maintain and operate the Digital Screen and in this respect the Licensee must, at its own cost, promptly and use its best endeavours do all things to obtain and maintain the Approval. If any of the approvals mentioned herein is not granted by the Commencement Date or such other date as may be determined by the Licensor, then this Licence shall ipso facto be absolutely void and of no effect and neither party shall have any claim or bring any proceedings against the other save that the Licensor shall refund the Security Deposit to the Licensee without any interest or compensation whatsoever. If any of the approvals mentioned herein is granted but subsequently revoked, then either party may by notice in writing to the other party immediately terminate this Licence. Upon termination pursuant to this clause, save for any antecedent breach of this Licence by the Licensee, neither party shall have any claim or bring any proceeding against the other and the Licensor shall refund the Security Deposit to the Licensee without any interest or compensation whatsoever and the provisions of Clause 12 shall apply. Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

9 8. Licensee's Covenants For the duration of the Licence Period, the Licensee hereby covenants with the Licensor that it shall: (a) use the Licensed Area strictly for the Permitted Use only and for no other purpose whatsoever; (b) install, maintain and operate the Digital Screen and the Licensed Area in full compliance with all applicable laws, rules, regulations, directives and by-laws stipulated by the Licensor and/or the relevant authorities as revied, amended, varied, supplemented or replaced from time to time; (c) install, maintain and operate the Digital Screen and the Licensed Area in accordance with the terms of this Licence and at all times to adhere to the Licensor's specifications as attached to this Licence as Schedule 3; (d) be responsible for the regular cleaning, maintenance and repair of the Digital Screen and the Licensed Area, at its own costs and expenses so as to keep the Digital Screen and the Licensed Area clean and in good repair and working condition and in the event that the Licensee shall fail or refuse to carry out such cleaning, maintenance and/or repair, then the Licensor may (but shall not be obliged to) proceed to do so and all costs and expenses incurred by the Licensor shall be recoverable from the Licensee. In the event that the Licensee requires access to the Licensed Area at any time during the Licence Period for the cleaning, maintenance and repair of the Digital Screen and the Licensed Area, the Licensee shall provide advance notice to the Licensor of at least three (3) working days by submitting such relevant application form as the Licensor may prescribe from time to time; (e) not make any alterations or additions to the Licensed Area or any part thereof, without the prior written consent of the Licensor, and shall not, without the prior written consent of the Licensor, construct or install any fixtures therein, carry out any renovation or other works thereto or make any alterations to or interfere with the electrical wiring or electrical installations of the Licensed Area. Any such alterations shall be carried out at the expense of the Licensee by the Licensor, or by such other person as shall be approved by the Licensor for the purpose. The Licensee fully indemnifies the Licensor against all claims in respect of injury, loss of life or damage to person and property as a result of any alterations or additions (whether with or without the Licensor's consent) and shall, without limitation, repay to the Licensor any sums paid by the Licensor in connection with claims arising from such injury, loss of life or damage and shall pay for all costs incurred in repairing any damage caused to the Building or its appurtenances; (f) make payment for electrical charges (if any) directly to the Licensor or its authorised agent. Electricity in relation to the Licensed Area is to be separately metered. In the event the electrical charges are not separately metered, the Licensee shall pay the monthly electricity supply charges and other charges fees and expenses arising from the electrical supply to the Licensor. Provided that the Licensor shall not be liable to the Licensee nor shall the Licensee have any claim against the Licensor for any interruption of services and/or electricity supply howsoever caused; Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

10 (g) indemnify and keep indemnified the Licensor and the Management Corporation from and against: (i) all claims, demands, writs, actions, judgements, orders, damages, costs, losses and expenses of any nature whatsoever which the Licensor and/or the Management Corporation may suffer or incur in connection with loss of life, personal injury, economic loss and/or damage to property arising from or out of any occurrence in, upon or at the Licensed Area or by the Digital Screen or the Licensee's equipment or the operation or use of the Digital Screen or the Licensee's equipment; (ii) all fines, sanctions and any other penalty which may be imposed by any relevant authority on the Licensor and/or the Management Corporation arising out of or in connection with the display of any Advertisement by the Licensee; (iii) all loss and damage to the Licensed Area, the Building and to all property therein caused directly or indirectly by the act, neglect, default or omission on the part of the Licensee or its employees, agents, independent contractors or invitees and in particular but without limiting the generality of the foregoing directly or indirectly caused by the use, misuse or abuse of the Digital Screen or the Licensed Area or by faulty installations of the Licensee's equipment; and (iv) all claims, demands, writs, actions, judgements, orders, damages, costs, losses and expenses of any nature whatsoever which the Licensor and/or the Management Corporation may suffer or incur in connection with any non- display, damage or loss of the Digital Screen. Provided the indemnity referred to in this Clause 8(g) hereto shall survive the expiry or earlier termination of this Licence and shall be granted whether or not legal proceedings are instituted and, if such proceedings are instituted, irrespective of the means matter or nature of any settlement compromise or determination; (h) not do or permit or suffer to be done any act, matter or thing upon the Licensed Area whereby any policies of insurance in respect thereof may be vitiated or rendered void or voidable or whereby the premium on any insurance policy shall be liable to be increased and to make good all damage suffered by the Licensor and to repay to the Licensor all sums paid by it by way of increased premium (and the Licensor shall provide evidence to the Licensee showing that such increased premium is due to a breach or non-observance of this covenant by the Licensee) and all expenses incurred by it in or about any renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant; (i) at its sole expense, keep in force (in the joint names of the Licensor and the Licensee), with an insurance company or companies nominated or approved by the Licensor, an insurance policy(ies) against all risks and damage to the Digital Screen and the Licensed Area, all the Licensee's equipment in the Building, fixtures and fittings of the Licensed Area and all parts thereof which the Licensee is obliged to keep in repair under the provisions of this Licence, for the amount of S$2,000,000.00; Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

11 (j) without excluding, limiting or in any way affecting the Licensee's obligation and liability to indemnify the Licensor, at its own cost, to take out and maintain (in the joint names of the Licensor and the Licensee) all other appropriate insurance including public liability insurance policy in respect of the Licensed Area and any other space provided to the Licensee in the Building for the amount of S$2,000,000.00, on any one event for any number of events against claims for personal injury, death or property damage or loss arising out of or in connection with the event; (k) upon demand to provide copies of insurance policies and receipts thereof required to be taken out by the Licensee pursuant to this Licence; (l) ensure that the advertising messages displayed on the Digital Screen shall not contain any substance, matter, subject matter, material theme, topic, images, contents or otherwise any reference to a direct competitor of the major tenants of the Building except with the prior written approval of the Licensor. For the avoidance of doubt, the Licensor shall provide to the Licensee a list of the direct competitors of the major tenants of the Building and the list (and any amended list) shall be mutually agreed between both parties (the "Non-approved Advertisement List"). The Licensee shall also ensure that the Digital Screen and/or the form or contents or visuals thereof shall not (1) contravene any laws, rules or regulations, or (2) result in any breach of any contractual obligations of the Licensee and/or the Licensor or (3) result in causing any annoyance, nuisance or offence (whether defamation or otherwise) to any company, person or entity. Any display of Advertisement concerning or relating to a direct competitor from the Non- approved Advertisement List or display of Advertisement that contravene any laws, rules or regulations by the Licensee shall entitle the Licensor the right to terminate this Licence forthwith without any refund or compensation. The Licensee represents, warrants, guarantees and shall ensure that: (i) all Advertisement do not contain any offensive, discriminatory, immoral, defamatory, libellous, distasteful or illegal content; (ii) all Advertisement do not contain images or contents of any property developers, owners, managers, agents or consultants other than the Licensor and/or the owner of the Building; (iii) all Advertisement do not conflict with the image or standard of the Building, the tenants of the Building or the Licensor; (iv) the Digital Screen and all Advertisement do not in any way cause disruption, obstruction or harm to patrons of the Building, or compromise the structural integrity of or otherwise damage the Building; (v) all Advertisement, where required, have been approved by the relevant government authority; (vi) all Advertisement do not breach any copy right and other intellectual property rights; and (vii) all Advertisement comply with the Licensor's advertising standards as imposed, varied and/or amended by the Licensor from time to time. Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

12 Provided Always that the Licensor's approval or consent to the display of the Licensee's Advertisement at the Building shall not be construed as approval and consent by the Licensor of any breach by the Licensee of the Licensee's representations and warranties above and/or waiver of the Licensor's rights under this Licence and shall not in any way prejudice the Licensor's right and remedies under this Licence. For the avoidance of doubt and notwithstanding any other provision in this Licence to the contrary, the Licensor shall have the sole and absolute right to determine the Advertisement to be displayed and may prohibit or restrict the display of or require the Licensee to remove, revise or replace the display of any Advertisement. Without prejudice to the generality of the foregoing, the Licensor shall be entitled to give notice to the Licensee to immediately remove and/or revise any Advertisement which: (i) breaches any applicable laws, rules, regulations, directives and by-laws or any term of this Licence; or (ii) is deemed by the Licensor in its sole and absolute discretion to be inappropriately displayed, distasteful, of insufficient aesthetic quality or concerns or relates to a direct competitor from the Non-approved Advertisement List; and the Licensee shall remove, revise or replace such Advertisement as may be directed by the Licensor within twenty (24) hours from the date of receipt of the Licensor's written notice or such other period as the Licensor may permit. All costs and expenses associated with such removal, revision and/or replacement shall be borne by the Licensee and the Licensor shall not be liable for any claims from any third party or otherwise arising from a breach of applicable law, including where such removal, revision and/or replacement results in the Licensee being in breach of any agreement between the Licensee and a third party in relation to such Advertisement. (m) provide appropriate technical support personnel on call within prompt response time to ensure that the Digital Screen functions properly and to resolve any defects, faults, breakdowns or problems with the Digital Screen or if the Digital Screen is irreparable, then to promptly replace such Digital Screen. In this regard: (i) in the event that repair or rectification works are required, the Licensee shall use its best endeavours to ensure that such repairs are completed as soon as practicable but in any event within twenty-four (24) hours of the initial defect, fault, breakdown or problem or such longer period as the Licensor may permit. Any such repair or rectification works shall be carried out by the Licensee in accordance with such terms, conditions and requirements as may be stipulated by the Licensor. In the event that the Licensor determines in its sole discretion that any defects, faults, breakdowns or problems in respect of the Digital Screen is likely to compromise the safety of any of the tenants and occupants of the Building and/or the public in general and where Licensee fails to effect repair works or take such action as described in this clause within the stipulated time period, the Licensor shall be entitled to take all necessary actions to rectify such defects, faults, breakdown or problems, and the Licensee shall reimburse the Licensor for all costs and expenses for taking such actions upon demand by the Licensor; and Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

13 (ii) in the event that the Licensee determines that the Digital Screen is irreparable and is required to be replaced, the Licensee shall inform the Licensor accordingly and shall submit the specifications of the replacement Digital Screen and such other information as may be required by the Licensor to the Licensor for its prior approval. Upon the Licensor's said approval being obtained, the Licensee shall at its own costs and expense remove the existing Digital Screen and install the replacement Digital Screen and all other related equipment at the Licensed Area and all the provisions of Clause 2.2 shall apply. Such removal and installation shall be completed no later than one (1) month from such date as may be stipulated by the Licensor and during such removal and installation period (which for the avoidance of doubt shall not exceed one (1) month), the Licence Fee payable by the Licensee to the Licensor shall be fifty percent (50%) of the Licence Fee as specified in Option A of Item 6 of Schedule 1 that would otherwise have been payable. The Licence Fee payable by the Licensee to the Licensor shall be as set out in Item 6 of Schedule 1 from the day following the completion of the removal and installation or the day following the expiry of the said one (1) month period, whichever is earlier. Where the Digital Screen is replaced pursuant to this clause, the Licensee may request that the Licence Period be extended for a further period of two (2) years, in accordance with Clause 16 below; (n) use its best efforts to ensure that the Digital Screen is operational and working on a continuous, uninterrupted basis with a minimum display time of fourteen (14) hours daily within the Operating Hours, or such other display time and/or Operating Hours as may be specified by the Licensor; (o) keep the Digital Screen and the Licensed Area including any fixtures and fittings therein including but not limited to wires and installations in good repair and condition (fair wear and tear excepted). Without in any way limiting the foregoing, any damage caused by the Licensee moving any property about or in or out of the Licensed Area shall be repaired, restored, remedied or replaced promptly at the cost and expense of the Licensee to the satisfaction of the Licensor by contractors and workmen employed or approved by the Licensor; (p) ensure that any and all use of the Digital Screen shall not in way compromise, affect or damage the network or electrical systems or the structural integrity of or safety of or otherwise damage or affect the Building, in which event the Licensor reserves the right, upon giving reasonable written notice to the Licensee, to shut down the Digital Screen at any time without reference to the Licensee; (q) should the Licensee receive any notice from the government or any relevant authority with respect to the Approval or operation of the Digital Screen or the Licensed Area, to forthwith give notice thereof in writing to the Licensor; (r) give notice to the Licensor forthwith of any damage that has occurred to the Digital Screen or within the Licensed Area and of any accident to or defects in any electrical wiring connected to the Digital Screen; (s) observe and comply and shall also cause its personnel to observe and comply with such rules and regulations as the Licensor and/or the Management Corporation may from time to time prescribe; Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

14 (t) replace the Advertisement on the Digital Screen on a periodic basis or at such intervals as may be deemed appropriate by the Licensor from time to time; (u) not impede in any way the Licensor or its employees or agents in the exercise of the Licensor's rights of possession and control of every part of the Building and the Licensed Area; (v) not move any heavy machinery or fixtures about or in and out of the Licensed Area without first obtaining the Licensor's written consent. The Licensee fully indemnifies the Licensor against all claims in respect of injury, loss of life or damage to person and property as a result of any such movement (whether with or without the Licensor's consent) and shall, without limitation, repay to the Licensor any sums paid by the Licensor in connection with claims arising from such injury, loss of life or damage and shall pay for all costs incurred in repairing any damage caused to the Building or its appurtenances; (w) not use the Licensed Area for any purpose or any manner which, in the reasonable opinion of the Licensor (which shall be final conclusive and binding on the Licensee), may be or become a nuisance or may give cause for complaint from other occupants of the Building or the public; (x) not overload the Licensed Area to a weight greater than such weight as may be prescribed by the Licensor and the Licensee shall comply with any instructions of the Licensor so as to distribute the weight of any fixtures and fittings or equipment; (y) subject to Clause 2.1(f), ensure that any sounds or noises produced by the Digital Screen as measured within tenanted premises in the Building do not exceed fifty (50) decibels or the applicable noise level imposed by The National Environment Agency, whichever is the lower; and (z) provide to the Licensor ninety (90) seconds of complimentary broadcast airtime on the Digital Screen during each month of the Licence Period for its use. In the event of any breach by the Licensee of any provisions under Clause 8 or any other provisions under this Licence, the Licensor shall, without prejudice to any right of action of the Licensor in respect of any antecedent breach by the Licensee of the covenants and conditions herein contained, be entitled to remove the Advertisement, the Digital Screen or any part thereof (without further notice to the Licensee) and all costs and expenses incurred by the Licensor shall be borne by the Licensee. 9. Exclusions The Licensor, the Management Corporation and/or their employees, agents, independent contractors or invitees shall not in any way be liable to the Licensee, its customers and personnel nor shall the Licensee have any claim against the Licensor, the Management Corporation and/or their employees, agents, independent contractors or invitees for: (a) any damage, loss or expenses incurred or for any consequential loss including economic loss resulting from any malfunctioning or breakdown of the Digital Screen and any damage, loss or expenses incurred or for any consequential loss including economic loss resulting from the Licensed Area howsoever caused whether by Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

15 mechanical or other defects or breakdown or unavoidable shortage of electricity, short circuit of electrical wiring, fire, explosion, falling plaster, steam, gas, electricity, water, rain leaks or dampness from any part of the Building, or from the roof, street sub- surface or from any other place and the Licensee hereby agrees that the Licensor, the Management Corporation and their employees, agents, independent contractors and invitees shall not be liable for any such damage caused by other tenants, licensees or persons in the Building or by construction work or other operations in the Building provided always that the Licensor or the Management Corporation shall give sufficient notice to the Licensee of any interruption of the electricity supply insofar as it is within the Licensor's or the Management Corporation's capacity to do so; and (b) any theft, loss or damage to the Licensed Area and/or any equipment left at the Licensed Area. For the avoidance of doubt, all the Licensee's equipment shall remain the property of the Licensee notwithstanding the fact that they may be affixed to the Licensed Area and the Licensee shall be responsible for the insurance and security of the Licensed Area and the Licensee's equipment. 10. Administrative Fees and Legal Costs All administrative fees, stamp duties (if any) and other disbursements incurred in connection with the preparation and completion of this Licence and as specified in Item 12 of Schedule 1 shall be borne by the Licensee. All legal costs, expenses and disbursements incurred by the Licensor in the Licensor's enforcement of their rights under this Licence herein shall be borne by the Licensee on a solicitor-client full indemnity basis and shall be paid by the Licensee directly to the Licensor's solicitors. 11. Termination (a) Notwithstanding Clause 3 above, the Licensor may determine this Licence without prior notice and revoke forthwith the licence hereby granted to the Licensee without any compensation whatsoever to the Licensee in the following events: (i) where the Licensee and/or its personnel shall fail to observe or perform any or all of the terms, conditions, covenants and other provisions under this Agreement; (ii) where the Licensee enters into judicial management or liquidation whether voluntary or compulsory (save for the purpose of reconstruction or amalgamation) or enters into any composition or arrangement for the benefit of its creditors or suffer any distress or process of execution to be levied upon the Licensee's goods; or (iii) where the Licensor's authority to manage and operate the Licensed Area is revoked, suspended or reduced by the Management Corporation, but nothing herein contained shall in any way prejudice any right of action of the Licensor in respect of any antecedent breach by the Licensee of the covenants and conditions herein contained. Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

16 (b) Further to the above, in the event of an emergency or if required for compliance with legal and other requirements, the Licensor may without prior notice to the Licensee, at its option and sole discretion, elect to: (i) determine this Licence without any compensation whatsoever to the Licensee; or (ii) suspend the Licence forthwith for such period as may be necessary or required by the Licensor. For the avoidance of doubt, the Licence Fee shall be suspended for such period that this Licence is suspended. (c) In the event of circumstances beyond the reasonable control and anticipation of the parties, including but not limited to government-imposed restrictions and lockdowns which make it impossible for the parties to satisfy or perform their duties and obligations under this Licence, the parties shall engage in good faith negotiations to explore alternative solutions, including temporary suspension or modifications of any term of this Licence. 12. Reinstatement (a) Unless provided to the contrary herein, the Licensee hereby agrees that upon the expiry of the Licence Period or early termination of this Licence, the right of the Licensee to use the Licensed Area, or any part thereof under this Licence shall cease. The Licensee shall at the Licensee's own expense remove the Digital Screen and all fixtures and fittings installed by the Licensee from the Licensed Area and all equipment owned by the Licensee from the Building, make good and repair any damage or defacement to the Licensed Area and any space used by the Licensee and restore and yield up the Licensed Area and any space used by the Licensee in its original state and condition (fair wear and tear excepted) to the Licensor's satisfaction, on or before such expiry or termination. (b) If the Licensee fails to reinstate the Licensed Area in accordance with Clause 12(a) above, the Licensor may reinstate the Licensed Area and recover from the Licensee the cost of such reinstatement together with such Licence Fee and/or other amounts which the Licensor would have been able to receive in respect of the Licensed Area during the period within which such reinstatement is effected by the Licensor. The Licensee shall pay such costs, Licence Fee and/or other amounts to the Licensor within seven (7) days of the Licensor notifying the Licensee of the amount thereof. 13. Taxes (a) It is hereby agreed that the Licence Fee and other sums payable by the Licensee under this Licence shall, as between the Licensor and the Licensee, be exclusive of any applicable GST and the Licensee shall pay all such GST or reimburse the Licensor for the payment of such GST, as the case may be, in such manner and within such period as to comply or enable the Licensor to comply with any applicable orders or directives of the relevant authorities and the relevant laws and regulations. . Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

17 (b) The Licensee is responsible to pay the GST and shall indemnify and hold harmless the Licensor from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Licensor arising from any claim, demand, proceeding or action that may be made or instituted by the relevant authorities in respect of such GST and resulting from any failure or delay on the part of the Licensee in the payment and discharge of any such GST . 14. Assignment (a) The Licensor may at any time without restriction assign (including by way of novation) its rights and interest in under or arising out of this Licence. (b) The Licensee hereby expressly acknowledges and undertakes to the Licensor that where the Licensor assigns its rights and interest in under or arising out of this Licence (including the transfer of the Security Deposit), the Licensee shall be deemed to have consented to such assignment and shall accept any assignee of the Licensor as its new licensor and shall upon the request of the Licensor forthwith release the Licensor from all its obligations under the provisions of this Licence and in particular the obligation of the Licensor to refund the Security Deposit. Where required by the Licensor, the Licensee shall execute any agreement or assignment made or to be made by the Licensor and its assignee, such agreement or assignment to be prepared by and at the expense of the Licensor. (c) The Licensee shall not assign or otherwise transfer or dispose of any of its rights, interests, benefits, obligations or responsibilities under this Licence, unless with the prior written approval of the Licensor, such approval not to be unreasonably withheld. (d) For the purpose of this Clause 14, any change in the shareholding, voting rights, control or management of the company or parent company of the Licensee, where the Licensee is a subsidiary company, shall be deemed to be an assignment. 15. Service of Notices (a) All notices, demands or other communications required or permitted to be given under this Licence must be in writing, and shall be sufficiently served: (i) on the Licensee if delivered personally or sent by registered post to the registered address of the Licensee; and (ii) on the Licensor if delivered personally or sent by registered post to the registered address of the Licensor. (b) Any notice, demand or other communication shall be deemed to have been duly served immediately if delivered by hand, or twenty-four (24) hours after posting, if sent by post. In proving such posting, it shall be sufficient to show that the envelope containing the letter was duly addressed, stamped and posted. (c) Either party may change its address for service of notices by giving prior written notice to the other party. Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

18 16. Option to Renew (a) (b Where the Digital Screen existing as at the Commencement Date is replaced pursuant to Clause 8(m)(ii), the Licensee may by written request made not later than three (3) months before the expiration of the Licence Period, request that the Licence Period be extended for a further period of two (2) years (the "Extended Licence Period") on the same terms and conditions of this Agreement. Provided Always that the Licensee is not in breach of any terms and conditions of this Licence at the time of its written request. ) The Licensee shall sign the licence agreement or extension letter in respect of the Extended Licence Period within one (1) week of its receipt of the licence agreement or extension letter from the Licensor or the Licensor's solicitors. (c) The grant of the licence for the Extended Licence Period is conditional on the continued compliance and performance by the Licensee of this Licence. If the Licensee is in breach of this Licence at any time after the signing of the licence agreement or extension letter for the Extended Licence Period and before the commencement of the Extended Licence Period, the Licensor is entitled to immediately terminate the licence for the Extended Licence Period by giving written notice of the termination to the Licensee. Upon the issuance of the notice, the Extended Licence Period will immediately terminate without prejudice to the rights and/or remedies available to the Licensor against the Licensee in respect of the breach. The Licensor will not be liable to the Licensee for any loss, damage, cost, expense or compensation in connection with or arising out of the termination. 17. Damage and/or Destruction Rendering the Licensed Area Unfit for Use (a) In the event the Licensed Area or any part thereof shall at any time during the Term be destroyed or damaged by fire, lightning, riot, explosion, earthquake, typhoon, flooding or any other cause beyond the control of the parties hereto so as to be unfit for use by the Licensee for the Permitted Use for a continuous period of more than one (1) month, then and in every such case (unless such damage or destruction is attributable to the Licensee or its employees, agents, independent contractors or invitees), the Licence Fee hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of the period that the Licensed Area shall continue to be unfit for use by reason of such destruction or damage. Any dispute concerning this Clause 17 shall be determined by a single arbitrator in accordance with the Arbitration Act 2001. (b) Notwithstanding any other provision in this Clause 17, in the event that the unfitness of the Licensed Area referred to in Clause 17(a) persists for more than three (3) months from the date of occurrence of the damage or destruction (and provided that such damage or destruction is not attributable to the Licensee or its employees, agents, independent contractors or invitees), either party may give written notice of one (1) month to the other party to terminate this Licence without compensation to the other party, and this Licence shall terminate on the date as specified in said written notice without prejudice to any antecedent breach of this Licence by the Licensee. 18. Entire Agreement (a) The covenants, provisions, terms and agreements herein cover and comprise the whole of the agreement between the Licensor and the Licensee and the parties declare that no further or other covenants, agreements, provisions or terms whether in respect of the Licensed Area or the Building or otherwise shall be deemed to be implied herein or to arise between the Licensor and the Licensee by way of collateral or other agreement by reason of any promise, representation, warranty or undertaking given or Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

19 made by either party hereto to the other on or prior to the execution hereof and the existence of any such implication or collateral or other agreement is hereby negatived. (b) The Licensee acknowledges and agrees that the Licensor makes no representation or warranty whatsoever of the suitability of the Licensed Area for the Licensee's intended use and purpose and does not provide any representation and/or warranty that any requisite Approval, if any, will be granted. The Licensee confirms that it relies on its own research, enquiries and investigations as to the suitability of the Licensed Area for the Licensee's intended use and purpose. 19. Severance The illegality, invalidity or unenforceability of any provision of this Licence under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision. 20. No Partnership This Licence shall not under any circumstance be construed as creating a partnership between the parties which is expressly negatived by the parties. The parties agree that the relationship created by this Licence is that of licensee and licensor only. 21. Governing Law and Submission to Jurisdiction This Licence shall be construed and governed by the laws of Singapore and the Licensor and Licensee irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore. Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

20 SCHEDULE 1 Particulars 1. The Licensee Name of Licensee : FOCUS MEDIA SINGAPORE PTE. LTD. Country of Incorporation : Singapore UEN No. : 200501640K Registered Office / Address : 10 Anson Road, #05-01 International Plaza, Singapore 079903 2. The Building : 3. The Licensed Area : 4. Permitted Use : 5. Licence Period : Commencement Date : Expiry Date : 6. Licence Fee : 7. Security Deposit : 8. Possession Date : 9. Fitting-Out Period : 10. Fitting-Out Deposit : 11. Operating Hours : 30 Raffles Place, Singapore 048622 Part of the exterior (building façade) of the Building as shown in the photos in Schedule 2, measuring approximately 39.17 square metres (8.16m (width) x 4.8m (height)) (for identification purposes only. For the maintenance and operation of the Digital Screen Five (5) years 1 March 2025 28 February 2030 Option A: Fixed amount of S$55,000.00 (subject to prevailing GST) per month Option B: Fixed amount of S$16,500.00 + variable amount of 40% of the net advertising media revenue received by the Licensee from advertisers generated from the Digital Screen/Licensed Area per month (subject to prevailing GST) Not Applicable Not Applicable Not Applicable Not Applicable From 7 a.m. to 9 p.m. or such other hours as may be determined by the Licensor from time to time or such shorter period(s) as may be prescribed by the relevant authorities from time to time. Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

21 12. Administrative Fees (Inclusive of 9% GST) : Not Applicable Legal Fees and Disbursements (inclusive of 9% GST) : Not Applicable Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

22 SCHEDULE 2 Plan of Licensed Area Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

23 SCHEDULE 3 Specifications of the Digital Screen Measurements: 8.16m (width) x 4.8m (height) ~ 39.17 square metres Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7

24 IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written. By the Licensor SIGNED by ___________________ ) For and on behalf of the Licensor ) SIRITI R PTE. LTD. ) ) ________________________________________ Authorised Signatory By the Licensee SIGNED by ) _____________________________ ) For and on behalf of the Licensee ) FOCUS MEDIA SINGAPORE ) PTE. LTD. ) _________________________________________ In the presence of: Authorised Signatory ______________________________ Name: NRIC No. (last 3 digits and alphabet): Audrey Chee SXXXX338E Janet Lam Sung Chul Whang Docusign Envelope ID: 0D64BEDF-57F7-47E0-9D72-EFE99DB1B5A7 Eveline Ngan